                                                                    EXHIBIT 4.16

                             Jackson Products, Inc.

              FIRST AMENDMENT TO MANAGEMENT SUBSCRIPTION AGREEMENT

     THIS FIRST AMENDMENT TO MANAGEMENT SUBSCRIPTION AGREEMENT (this "Amendment"), dated March 1, 1996, is made by and among Jackson Products, Inc., a Delaware corporation (together with its successors and assigns, and its subsidiaries, the "Company"), Robert H. Elkin, Christopher T. Paule, Allan A. Huning, Wayne C. Bircher, Ronald C. Boeger, John L. Bortle, Michael C. Taylor, Robert J. Mills, John M. Pappas, Darold G. Oltjenbruns, Robert J. Sandner, Mark
A. Kolmer (the "Stockholders"). Capitalized terms used herein, but not otherwise defined herein, shall have the meaning given such terms in the Management Subscription Agreement, dated August 16, 1996, by and among the Company and the persons and entities whose names are set forth at the end of such agreement (the "Management Subscription Agreement").

     WHEREAS, the Company and the Stockholders, other than Mark A. Kolmer, have entered into the Management Subscription Agreement; and

     WHEREAS, the Company desires to amend the Management Subscription Agreement
(i) to accept the subscription for shares of Class C Common Stock by Mark A. Kolmer in the number set forth on Exhibit A hereto, pursuant to the provisions of the Management Subscription Agreement, as amended by this First Amendment; and (ii) to reflect the repurchase as of February 29, 1996, by the Company of all of the shares of Class C Common Stock owned by Kathleen Caselton, the cancellation as of February 29, 1996 of the Option held by Kathleen Caselton to purchase shares of Class C Common Stock and (iii) to reflect the award of an Option to purchase an additional shares of Class C Common Stock to Allan A. Huning pursuant to the Company Stock Option Plan, as amended to date.

     WHEREAS, the Company and the Stockholders desire to provide for additional management stockholders to receive Securities pursuant to the execution and delivery of a signed counterpart to the Management Subscription Agreement and this First Amendment;
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     NOW, THEREFORE, the parties hereto agree as follows:

     1. The following definition shall be added to Section 10 of the Management Subscription Agreement and the definitions previously set forth shall be relettered beginning with (b):

          (a)  "anniversary of this Agreement" refers, with respect to each
                -----------------------------
     Stockholder, to the date as of which such Stockholder originally executed a counterpart to this Agreement.

     2.   The definition of "Executive Management Group" set forth in Section 10
                             --------------------------
is amended and revised to delete Kathleen M. Caselton and to add Mark A. Kolmer.

     3. Subsection 11(k) of the Management Subscription Agreement is amended by the addition of the following sentence to the end of such subsection:

          "New members of management of the Company may subscribe for stock by executing a counterpart to this Agreement at which time the Company shall revise the Exhibits as may be necessary and appropriate."

     4. Exhibit 1 and Exhibit 2 of the Management Subscription Agreement are amended and revised to read in their entirety as set forth on Exhibit B hereto.

     5. Except as herein amended, the Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

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     IN WITNESS WHEREOF, each of the undersigned has signed this Amendment:

                                        JACKSON ACQUISITION CORP.


                                        By    /s/ Christopher T. Paule
                                          ---------------------------------
                                          Name: Christopher T. Paule
                                          Title: Vice President


                                        STOCKHOLDERS:

                                              /s/ Robert H. Elkin
                                        -----------------------------------
                                        Robert H. Elkin

                                              /s/ Christopher T. Paule
                                        -----------------------------------
                                        Christopher T. Paule

                                              /s/ Allan A. Huning
                                        -----------------------------------
                                        Allan A. Huning

                                              /s/ Wayne C. Bircher
                                        -----------------------------------
                                        Wayne C. Bircher

                                              /s/ Ronald C. Boeger
                                        ---------------------------------
                                        Ronald C. Boeger

                                              /s/ John L. Bortle
                                        -----------------------------------
                                        John L. Bortle

                                              /s/ Michael C. Taylor
                                        -----------------------------------
                                        Michael C. Taylor

                                              /s/ Robert J. Mills
                                        -----------------------------------
                                        Robert J. Mills

                                              /s/ John M. Pappas
                                        -----------------------------------
                                        John M. Pappas

                                              /s/ Darold G. Oltjenbruns
                                        -----------------------------------
                                        Darold G. Oltjenbruns

                                              /s/ Robert J. Sandner
                                        -----------------------------------
                                        Robert J. Sandner

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                                        NEW STOCKHOLDERS:


                                              /s/ Mark A. Kolmer
                                        -----------------------------------
Date:  March 1, 1996                    Mark A. Kolmer


                                              /s/ John L. Garavaglia
                                        -----------------------------------
Date:  December 1, 1996                 John L. Garavaglia

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                                   EXHIBIT A
                                   ---------

          The number of shares for which Mark A. Kolmer has subscribed as of March 1, 1996, is 20,000 shares of Class C Common Stock.

                                      -5-
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                                   EXHIBIT B
                                   ---------

                                      -6-